SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2006

Date of Report (Date of earliest event reported)

PHYTOMEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-28790

(Commission File Number)

87-0429962B

(I.R.S. Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

(Address of principal executive offices)

(800) 611-3388

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

At a Board of Directors meeting held on August 1, 2006, the Company’s Board of Directors agreed (simultaneously with the termination of 2,250,000 stock options described in Item 1.02 below) to enter into 10 year Stock Option Agreement with Mr. Greg Wujek for 2,000,000 common shares reserved for issuance under the Company’s 2005 Incentive Stock Option Plan, which was approved by shareholders on September 7, 2005.

The 2,000,000 stock options have an exercise price of $0.52 per share, the closing price of the Company’s shares on July 31, 2006.  The options vest as follows: (a) 250,000 options shall vest if and when an Investigational New Drug (IND) application is filed for any current or future compounds;  (b) 250,000 options shall vest if and when a phase I clinical trial is commenced for any current or future compounds; and  (c) 1,500,000 options shall vest if and when PhytoMedical or a wholly owned subsidiary or any one current or future compound is acquired, in whole or in part, or when either through PhytoMedical or a subsidiary, enters into a strategic collaborative agreement for any one current or future compound, provided that the Company’s Board of Directors has approved, by written resolution, any such acquisition, sale or agreement.

Item 1.02 – Termination of a Material Definitive Agreement

At a Board of Directors meeting held on August 1, 2006, the Company’s Board of Directors (simultaneously with the granting of 2,000,000 stock options described in Item 1.01 above) agreed to cancel 2,250,000 stock options granted to Mr. Greg Wujek on April 6, 2006.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Exhibit 10.1 – Stock Option Agreement of Greg Wujek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYTOMEDICAL TECHNOLOGIES, INC.

/s/ Harmel S. Rayat

Harmel S. Rayat

Chief Financial Officer, Director

Date: August 4, 2006